Exhibit 24

POWER OF ATTORNEY

KNOW ALL PEOPLE BY THESE PRESENTS that the undersigned, HAWAIIAN ELECTRIC INDUSTRIES, INC., a Hawaii corporation (the “Company”), and the officers and directors of said corporation whose names are signed hereto, hereby constitute and appoint CONSTANCE H. LAU, JAMES A. AJELLO, CHESTER A. RICHARDSON, GREG C. HAZELTON, DAVID J. REBER and MICHAEL J. O’MALLEY of Honolulu, Hawaii, and each of them, with full power of substitution in the premises (with full power to each of them to act alone), their true and lawful attorneys and agents, and in its and their name, place and stead, to do any and all acts and things and to execute any and all instruments and documents which said attorneys and agents or any of them may deem necessary or advisable to enable the Company to comply with the Securities Act of 1933, as amended (the “Securities Act”), the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and any rules, regulations or requirements of the Securities and Exchange Commission (the “Commission”) in respect thereof, in connection with:

(i)                                     the registration under the Securities Act of 5,200,000 shares of Common Stock of the Company, without par value (the “Shares”), for issuance pursuant to the Hawaiian Electric Industries, Inc. Dividend Reinvestment and Stock Purchase Plan, as amended and restated (the “Amended Plan”) pursuant to a registration statement on Form S-3 (the “New Registration Statement”), which 5,200,000 shares shall include as permitted by Rule 415(a)(6) of the Commission promulgated under the Securities Act the number of shares of common stock of the Company registered pursuant to Registration Statement No. 333-180413 (the “Current Registration Statement”) but not yet sold under the Current Registration Statement at the time the New Registration Statement becomes effective (the “Unsold Shares”), including specifically, but without limiting the generality of the foregoing, full power and authority to sign the name of the Company and the names of the undersigned officers and directors thereof, in the capacities indicated below, to the New Registration Statement to be filed with the Commission in respect of the Shares, to any and all amendments and supplements to the New Registration Statement (including, but without limiting the generality of the foregoing, any amendment or amendments changing the number of shares for which registration is being sought) and to any instruments or documents filed as a part of or in connection with the New Registration Statement or amendments or supplements thereto, and each of the undersigned hereby ratifies and confirms all of the aforesaid that said attorneys and agents or any of them shall do or cause to be done by virtue hereof; and

(ii)                                  the deregistration of the Unsold Shares from registration under the Current Registration Statement inasmuch as such shares will be included in the shares registered under the New Registration Statement, including specifically but without limiting the generality of the foregoing, full power and authority if necessary or desirable, to sign the name of the Company and the names of the undersigned officers and directors thereof, in the capacities indicated below, to a post-effective amendment to the Current Registration Statement to deregister the Unsold Shares, and each of the undersigned hereby ratifies and confirms all of the aforesaid that said attorneys and agents or any of them shall do or cause to be done by virtue hereof.

IN WITNESS WHEREOF, the Company has caused this Power of Attorney to be executed in its name by its President and Chief Executive Officer and its Executive Vice President and Chief Financial Officer and attested by its Executive Vice President, General Counsel, Secretary and Chief Administrative Officer, and the undersigned officers and directors of the Company have hereunto set their hands, as of the 19th day of September, 2014.  This Power of Attorney may be executed in any number of counterparts by the Company and by any one or more of the officers and directors named below and may be transmitted by facsimile or other electronic medium, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

ATTEST:	HAWAIIAN ELECTRIC INDUSTRIES, INC.

/s/ Chester A. Richardson	/s/ Constance H. Lau
Chester A. Richardson Executive Vice President, General Counsel,	Constance H. Lau President and Chief Executive Officer
Secretary and Chief Administrative Officer	(Principal Executive Officer)

/s/ James A. Ajello
James A. Ajello
Executive Vice President and
Chief Financial Officer
(Principal Financial Officer and
Principal Accounting Officer)

President, Chief Executive Officer and
/s/ Constance H. Lau	Director
Constance H. Lau	(Principal Executive Officer)

Executive Vice President and
/s/ James A. Ajello	Chief Financial Officer
James A. Ajello	(Principal Financial Officer and
Principal Accounting Officer)

/s/ Greg C. Hazelton	Vice President-Finance, Treasurer and
Greg C. Hazelton	Controller

[Signature Page to Power of Attorney for HEI Dividend Reinvestment Plan]

/s/ Jeffrey N. Watanabe	Chairman of the Board and
Jeffrey N. Watanabe	Director

/s/ Thomas B. Fargo	Director
Thomas B. Fargo

/s/ Peggy Y. Fowler	Director
Peggy Y. Fowler

/s/ A. Maurice Myers	Director
A. Maurice Myers

/s/ Keith P. Russell	Director
Keith P. Russell

/s/ James K. Scott	Director
James K. Scott

/s/ Kelvin H. Taketa	Director
Kelvin H. Taketa

/s/ Barry K. Taniguchi	Director
Barry K. Taniguchi

[Signature Page to Power of Attorney for HEI Dividend Reinvestment Plan]